Exhibit 5.1

Fulbright & Jaworski l.l.p.

A Registered Limited Liability Partnership

300 Convent Street, Suite 2200

San Antonio, Texas 78205-3792

www.fulbright.com

telephone:	(210) 224-5575	facsimile:	(210) 270-7205

December 22, 2008

HF Financial Corp.

225 South Main Avenue

Sioux Falls, South Dakota 57104

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to HF Financial Corp., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), of (i) 25,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Preferred Shares”), of HF Financial Corp., a Delaware corporation (the “Company”); (ii) a warrant dated November 21, 2008 (the “Warrant”), to purchase common stock, par value $0.01 per share, of the Company (the “Common Stock”); and (iii) the 302,419 shares of Common Stock for which the Warrant may be exercised (the “Warrant Shares” and together with the Preferred Shares and the Warrant, collectively, the “Securities”).  All of the Securities are being registered on behalf of certain securityholders of the Company (the “Selling Securityholders”).

The Securities were issued pursuant to a Letter Agreement, dated as of November 21, 2008 (the “Letter Agreement”), by and between the Company and the United States Department of the Treasury, which included the Securities Purchase Agreement – Standard Terms incorporated therein (the “Standard Terms”), the Annexes to the Standard Terms and the Schedules to the Letter Agreement (collectively, the “Securities Purchase Agreement”).

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit.  The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement.

In rendering the opinions set forth below, we have examined and relied upon: (i) the Registration Statement, including the Prospectus, (ii) the Warrant, (iii) the Company’s Certificate of Incorporation and Bylaws, each as restated and/or amended to date and as currently in effect, (d) certain resolutions of the Board of Directors of the Company with respect to the Securities Purchase Agreement and the issuance of the Securities contemplated thereby, and (e) such certificates, statutes and other instruments and documents as we consider appropriate for purposes of rendering the opinions hereafter expressed.

Austin • Beijing • Dallas • Denver • Dubai • Hong Kong • Houston • London • Los Angeles • Minneapolis
Munich • New York • Riyadh • San Antonio • St. Louis • Washington DC

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all signatories to such documents have the legal competency and authority to do so; (iv) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (v) the Registration Statement, and any amendment to it (including post-effective amendments), will have become and will remain effective when any Securities are sold thereunder; (vi) a Prospectus Supplement  describing each class or series of Securities offered under the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission will be timely filed with the Commission; and (vii) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement.  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  Please note that we are opining only as to the matters expressly stated herein, and no opinion should be inferred as to any other matters, including the contents of the Registration Statement or related prospectus.

This opinion is as of the date hereof, and we assume no obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise.

We assume that the appropriate action will be taken, prior to the offer and sale of the Securities, to register and qualify the Securities for sale under all applicable state securities or “blue sky” laws, we express no opinion as to compliance with the “blue sky” laws of any jurisdiction, and the opinions set forth herein are qualified in that respect.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.                                       The Preferred Shares, the Warrant, and, upon exercise in accordance with the terms of the Warrant, the Warrant Shares, to be sold by the Selling Securityholders have been duly authorized and are validly issued, fully paid and nonassessable.

The foregoing opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to this firm under the caption “Legal Matters” in the Registration Statement.  By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.

FULBRIGHT & JAWORSKI L.L.P.